                                                                  EXHIBIT (10.3)



                       FIRST OAK BROOK BANCSHARES, INC.

                     EXECUTIVE DEFERRED COMPENSATION PLAN

                          (Adopted October __, 1997)





                       Effective as of November 1, 1997

                       FIRST OAK BROOK BANCSHARES, INC.
                     EXECUTIVE DEFERRED COMPENSATION PLAN

                               Table of Contents
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ARTICLE I
     INTRODUCTION.....................................................1
     1.1  Adoption and Name of Plan...................................1
     1.2  Purposes of Plan............................................1
     1.3  "Top Hat" Pension Benefit Plan..............................1
     1.4  Plan Unfunded...............................................1
     1.5  Effective Date..............................................2
     1.6  Administration..............................................2

ARTICLE II
     DEFINITIONS AND CONSTRUCTION.....................................3
     2.1  Definitions.................................................3
          (a)  "Account"..............................................3
          (b)  "Accounting Date"......................................3
          (c)  "Beneficiary"..........................................3
          (d)  "Board"................................................3
          (e)  "Code".................................................3
          (f)  "Company"..............................................3
          (g)  "Compensation".........................................3
          (h)  "Effective Date".......................................3
          (i)  "Employee".............................................4
          (j)  "Employees' Savings Plan"..............................4
          (k)  "Employees' Stock Bonus Plan"..........................4
          (l)  "Employer".............................................4
          (m)  "Employer Make-up Contribution"........................4
          (n)  "Employer Matching Make-up Contribution"...............4
          (o)  "ERISA"................................................4
          (p)  "Participant"..........................................4
          (q)  "Participation Agreement"..............................4
          (r)  "Plan".................................................5
          (s)  "Plan Year"............................................5
          (t)  "Pre-tax Contribution..................................5
          (u)  "Retirement Date"......................................5
     2.2  Number and Gender...........................................5
     2.3  Headings....................................................5

                                       i
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
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ARTICLE III
     PARTICIPATION AND ELIGIBILITY......................................6
     3.1  Participation.................................................6
     3.2  Commencement of Participation.................................6
     3.3  Cessation of Active Participation.............................6

ARTICLE IV
     PRE-TAX, MATCHING & MAKE-UP CONTRIBUTIONS..........................7
     4.1  Participants' Pre-tax Contributions...........................7
     4.2  Effective Date of Participation Agreement.....................7
     4.3  Modification or Revocation of Election by Participant.........7
     4.4  Employer Make-up Contributions................................7
     4.5  Employer Matching Make-up Contributions.......................8

ARTICLE V
     VESTING AND EARNINGS ELECTIONS.....................................9
     5.1  Vesting.......................................................9
     5.2  Hypothetical Investment Elections.............................9

ARTICLE VI
     ACCOUNTS..........................................................10
     6.1  Establishment of Bookkeeping Accounts........................10
     6.2  Subaccounts..................................................10
     6.3  Hypothetical Nature of Accounts..............................10

ARTICLE VII
     PAYMENT OF ACCOUNT................................................11
     7.1  Timing of Distribution of Benefits...........................11
          (a)  Distribution of Contribution to Employees' Savings Plan.11
          (b)  Distribution After Termination of Employment............11
     7.2  Time of Distribution and Accounting..........................12
     7.3  Form of Payment or Payments..................................12
     7.4  Accelerated Distribution.....................................13
     7.5  Designation of Beneficiaries.................................13
     7.6  Amendments...................................................13
     7.7  Change in Marital Status.....................................13
     7.8  No Beneficiary Designation...................................14
     7.9  Unclaimed Benefits...........................................14
     7.10 Hardship Withdrawals.........................................14
     7.11 Withholding..................................................15

ARTICLE VIII
     ADMINISTRATION....................................................16
     8.1  Committee....................................................16

                                      ii
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
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      8.2  General Powers of Administration..........................16
      8.3  Indemnification of Committee..............................16

ARTICLE IX
      DETERMINATION OF BENEFITS,
      CLAIMS PROCEDURE AND ADMINISTRATION............................17
      9.1  Claims....................................................17
      9.2  Claim Decision............................................17
      9.3  Request for Review........................................17
      9.4  Review of Decision........................................18
      9.5  Discretionary Authority...................................18

ARTICLE X
     MISCELLANEOUS...................................................19
     10.1  Plan Not a Contract of Employment.........................19
     10.2  Non-Assignability of Benefits.............................19
     10.3  Amendment and Termination.................................19
     10.4  Unsecured General Creditor Status of Employee.............19
     10.5  Severability..............................................20
     10.6  Governing Laws............................................20
     10.7  Binding Effect............................................20
     10.8  Entire Agreement..........................................20

                       FIRST OAK BROOK BANCSHARES, INC.
                     EXECUTIVE DEFERRED COMPENSATION PLAN

                                   ARTICLE I
                                 INTRODUCTION


1.1  Adoption and Name of Plan.

     The Company adopts the First Oak Brook Bancshares, Inc., Executive Deferred Compensation Plan.

1.2  Purposes of Plan.

     The purposes of the Plan are to provide deferred compensation for a select group of management or highly compensated Employees of the Employer and to provide eligible Employees the opportunity to maximize their elective contributions to the Employees' Savings Plan notwithstanding certain restrictions and limitations in the Code.

1.3  "Top Hat" Pension Benefit Plan.

     The Plan is an "employee pension benefit plan" within the meaning of ERISA
     Section 3(2). The Plan is maintained, however, for a select group of management or highly compensated employees and, therefore, is exempt from Parts 2, 3 and 4 of Title 1 of ERISA. The Plan is not intended to qualify under Code Section 401(a).

1.4  Plan Unfunded.

     The Employer is fully committed to paying the benefits promised under this Plan, and recognizes that the Plan represents a binding contract; however, the Plan is intended to be unfunded for tax purposes, and for purposes of Title I of ERISA. Participants (and, where applicable, their Beneficiaries) have the status of general unsecured creditors of the Employer, and this Plan constitutes a mere promise by the Employer to pay benefits in the future. Notwithstanding the foregoing, the Employer may establish a "grantor trust" in which to hold cash or other assets to be used to make payments of Plan benefits to Participants and Beneficiaries; however, the assets of any such trust will at all times remain subject to the claims of general creditors of the Employer, in case the Employer becomes insolvent. The Employer will remain liable to pay benefits under the Plan, although any payment of benefits made by the trust will satisfy the Employer's obligation to make that payment to a Participant or Beneficiary.

1.5  Effective Date.

     The Plan is effective as of the Effective Date.

1.6  Administration.

     The Plan will be administered by the Committee.

                                  ARTICLE II
                         DEFINITIONS AND CONSTRUCTION


2.1  Definitions.

     For purposes of the Plan, the following words and phrases will have the meanings set forth below, unless their context clearly requires a different meaning:

     (a) "Account" means the bookkeeping account maintained by the Company on behalf of each Participant pursuant to Article VI that is credited with Pre-tax Contributions, Employer Discretionary Make-up Contributions and Employer Matching Make-up Contributions on behalf of each Participant pursuant to Article IV and the earnings and losses on such amounts as determined in accordance with Article V.

     (b) "Accounting Date" means the last business day of each calendar quarter and each special accounting date designated by the Committee.

     (c) "Beneficiary" means the person or persons designated by the Participant in accordance with Section 7.5.

     (d)  "Board" means the board of Directors of the Company.

     (e)  "Code" means the Internal Revenue Code of 1986, as amended.

     (f) "Company" means First Oak Brook Bancshares, Inc. and any successor thereto.

     (g) "Compensation" means the total compensation paid to or for the benefit of a Participant while he or she is an active Participant for services rendered or labor performed as an Employee of the Employers, as reportable on Form W-2, Wage and Tax Statement, for federal income tax purposes. Notwithstanding the foregoing, Compensation will include the amount of Pre-tax Contributions made on a Participant's behalf under the Plan and the amount of pre-tax salary reduction contributions made on a Participant's behalf under any Internal Revenue Code Section 125 plan, and Compensation will exclude amounts attributable to stock options and similar equity-based compensation and premiums paid or reimbursed by the Employers for or under any individual life insurance policy, program or agreement.

     (h)  "Effective Date" means November 1, 1997.

     (i) "Employee" means any common-law employee of an Employer; the term does not include any non-employee director, independent contractor or leased employee of an Employer, nor does it include an individual performing services for an Employer pursuant to a contract that designates the individual as an independent contractor or under other circumstances that cause the Employer to consider the individual to be an independent contractor.

     (j) "Employees' Savings Plan" means the First Oak Brook Bancshares, Inc. Employees' Savings Plan, as amended from time to time.

     (k) "Employees' Stock Bonus Plan" means the First Oak Brook Bancshares, Inc. Employees' Stock Bonus Plan.

     (l) "Employer" means the Company and any affiliate of the Company that adopts this Plan with the consent of the Board.

     (m) "Employer Make-up Contribution" means a contribution credit for or on behalf of a Participant equal to the amount of the contribution credit that would have been made for or on account of that Participant under the terms of the Employees' Stock Bonus Plan for the Plan Year in question, not taking into account any limitations on considered compensation or yearly allocations contained in Sections 401(a)(17) and 415 of the Code. The Employer Make-up Contribution will also include any additional amount the Board may approve as a contribution credit for the Plan Year.

     (n) "Employer Matching Make-up Contribution" means a contribution credit for or on behalf of a Participant equal to the difference, if any, between the matching contribution credit that would have been made for the Participant under the Employees' Savings Plan but for the limitations on considered Compensation, Pre-tax Contributions or yearly allocations contained in Sections 401(a)(17), 401(k)(3), 401(m)(2), 402(g), and 415 of the Code and the matching contribution credit actually made for the Participant under the Employees' Savings Plan.

     (o) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     (p) "Participant" means each Employee who has been selected for participation in the Plan and who has become a Participant pursuant to
          Article III.

     (q) "Participation Agreement" means the written agreement pursuant to which the Participant elects the amount of his Compensation to be deferred pursuant to the Plan, the amount of Pre-tax Contributions which are to be contributed to the Employees' Savings Plan, and such other matters as the Committee determines from time to time.

     (r) "Plan" means the First Oak Brook Bancshares, Inc. Executive Deferred Compensation Plan, as amended from time to time.

     (s) "Plan Year" means the twelve-consecutive month period commencing January 1 of each year ending on December 31; however, the initial Plan Year will run from November 1, 1997 through December 31, 1997.

     (t) "Pre-tax Contribution" means the amount of a Participant's Compensation which the Participant elects to have withheld on a pre-tax basis and credited to his Account pursuant to Section 4.1.

     (u)  "Retirement Date" means the date a Participant:

          (i) voluntarily terminates his employment with the Employer and all affiliates (as defined in the Employees' Savings Plan)

               (A)  on or after he has attained at least 65 years of age,

               (B) on or after he has attained 55 years of age and completed at least 15 years of service (as defined in the Employees' Savings Plan for purposes of benefit distribution), or

               (C)  with the Committee's consent; or

          (ii) qualifies for disability under the Employer's group long-term disability plan.

2.2  Number and Gender.

     Wherever appropriate herein, the singular includes the plural, the plural includes the singular, and the masculine includes the feminine.

2.3  Headings.

     The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between them and the rest of the Plan, the text will control.

                                  ARTICLE III
                         PARTICIPATION AND ELIGIBILITY


3.1  Participation.

     Participants in the Plan are those individuals who are members of a select group of highly compensated or management Employees of the Company and selected by the Committee, in its sole discretion, to be Participants. The Committee will notify each Participant of his selection as a Participant. Subject to the provisions of Section 3.3, a Participant will remain eligible to continue participation in the Plan for each Plan Year following his initial year of participation in the Plan.

3.2  Commencement of Participation.

     Except as provided in the following sentence, an Employee will become a Participant effective as of the first day of the Plan Year following the date on which his Participation Agreement becomes effective. A newly eligible Employee (because of hire or selection by the Committee) who completes a Participation Agreement within thirty days after the date his employment commences or selection becomes effective will become a Participant as of the date on which his Participation Agreement is effective under Section 4.2.

3.3  Cessation of Active Participation.

     Notwithstanding any provision herein to the contrary, an individual who has become a Participant in the Plan will cease to be a Participant effective as of any date designated by the Committee.

                                  ARTICLE IV
                   PRE-TAX, MATCHING & MAKE-UP CONTRIBUTIONS


4.1  Participants' Pre-tax Contributions.

     Before the first day of each Plan Year, a Participant may file with the Committee a Participation Agreement on which he elects to make Pre-tax Contributions. Participants may defer up to 10% of their Compensation. All Pre-tax Contribution elections must be in whole percentages. Any Pre-tax Contribution election will be subject to rules prescribed by the Committee. A Participant's Pre-tax Contributions will be credited to his Account on a payroll-by payroll basis (and, to the extent permitted by law and consistent with the Participant's election and the Committee s rules of procedure, all or a portion thereof will be immediately contributed to the Employees' Savings Plan and appropriately debited from the Account).

4.2  Effective Date of Participation Agreement.

     A Participant's Participation Agreement will become effective on the first day of the Plan Year to which it relates. The Participation Agreement of an Employee who is first eligible during a Plan Year will become effective as of the first day of the month after the Employee completes his Participation Agreement, if the Employee completes the Participation Agreement within 30 days after the date he first becomes eligible. Otherwise, the Employee must wait until the beginning of the following Plan Year to begin making Pre-tax Contributions. Participation Agreements relate only to compensation earned after they are completed and executed. Except as provided above, if a Participant fails to complete a Participation Agreement before the first day of the Plan Year in which he or she will earn the compensation to which the Participation Agreement relates, the Participant will be deemed to have elected not to make Pre-tax Contributions for that Plan Year.

4.3  Modification or Revocation of Election by Participant.

     A Participant may not change the amount of his Pre-tax Contributions during a Plan Year unless the Committee determines that he has suffered a severe, sudden and unforeseeable hardship, as more fully described in Section 7.10. Under no circumstances may a Participant's Participation Agreement be made, modified or revoked retroactively.

4.4  Employer Make-up Contributions.

     For each Plan Year, the Account of each Participant will be credited with the Employer Make-up Contribution determined pursuant to Section 2.1(m).

4.5  Employer Matching Make-up Contributions.

     For each Plan Year, the Account of each Participant will be credited with the Employer Matching Make-up Contribution determined pursuant to Section 2.1(n).

                                   ARTICLE V
                         VESTING AND EARNINGS ELECTIONS


5.1  Vesting.

     A Participant will be 100% vested at all times in the amount of his Account which is attributable to his Pre-tax Contributions and Employer Matching Make-up Contributions. The portion of the Participant's Account attributable to Employer Make-up Contributions will vest on the earliest to occur of the following dates:

     (a)  the Participant's Retirement Date;

     (b)  the Participant's death; and

     (c) the date the Participant accrues three years of vesting service under the Employees Stock Bonus Plan.

     All provisions of the Plan relating to the distribution of a Participant's Account will mean only the vested portion of that Account. Since the Plan is unfunded, the portion of a Participant's Account that is not vested and therefore not distributed with the vested portion of his Account will remain property of the Employer who was responsible for it, and will not be allocated to the Accounts of other Participants or otherwise inure to their benefit.

5.2  Hypothetical Investment Elections.

     Amounts credited to a Participant's Account will be credited with earnings and losses based on hypothetical investments selected by the Committee, as described below. The Committee will establish "investment guidelines" that prescribe hypothetical allocation (and periodic rebalancing) of account credits in specified percentages among a range of mutual funds and other investment vehicles chosen according to the "investment objectives" of the guidelines. From time to time, the Committee will review the guidelines and may adjust them, to redefine the investment objectives, or better to achieve existing objectives. Amounts in each account will be credited as of each Accounting Date with the gains, or debited with the losses, they would have earned or lost since the next preceding Accounting Date if the investments had been real, instead of hypothetical.

                                  ARTICLE VI
                                   ACCOUNTS


6.1  Establishment of Bookkeeping Accounts.

     A separate bookkeeping Account will be maintained for each Participant. The account will be credited with the Pre-tax Contributions made by the Participant pursuant to Section 4.1, the Employer Make-up Contributions made by the Employers pursuant to Section 4.4 and the Employer Matching Make-up Contributions made by the Employers pursuant to Section 4.5, credited (or charged, as the case may be) with the hypothetical investment results determined pursuant to Section 5.2, and charged with distributions made to or with respect to a Participant.

6.2  Subaccounts.

     Within each Participant's bookkeeping Account, separate subaccounts will be maintained to the extent necessary or desirable for the efficient administration of the Plan.

6.3  Hypothetical Nature of Accounts.

     The Accounts established under this Article VI will be hypothetical in nature and will be maintained for bookkeeping purposes only, so that Pre-tax Contributions, Employer Make-up Contributions and Employer Matching Make-up Contributions can be credited to Participants and earnings and losses on those contributions can be credited (or charged, as the case may be). Neither the Plan nor any of the Accounts (or subaccounts) will hold any actual funds or assets. The right of any person to receive one or more payments under the Plan will be an unsecured claim against the general assets of the Employers. Any liability of an Employer to any Participant, former Participant, or Beneficiary with respect to a right to payment will be based solely upon contractual obligations created by the Plan. Neither the Company, any other Employer, the Board, nor any other person will be deemed to be a trustee of any amounts to be paid under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and a Participant, former Participant, Beneficiary, or any other person.

                                  ARTICLE VII
                              PAYMENT OF ACCOUNT


7.1  Timing of Distribution of Benefits.

     a) Distribution of Contribution to Employees' Savings Plan. No later than March 15 of the Plan Year following the Plan Year for which the Participant executed the Participation Agreement, the lesser of (i) the excess of the allowable pre-tax contribution which may be made on behalf of the Participant to the Employees' Savings Plan for the Plan Year for which the Participant executed the Participation Agreement over the amounts already actually contributed to the Employees' Savings for the Plan Year and (ii) the excess of the Pre-tax Contributions for the Plan Year for which the Participant executed the Participation Agreement over the amounts already actually contributed to the Employees' Savings Plan for the Plan Year will be paid directly to the Participant's Account in the Employees' Savings Plan, and the appropriate subaccounts of Participant's Account in this Plan will be debited accordingly. However, the Plan will not make distributions to the Employees' Savings Plan in excess of the Participant's Account balance. Distributions pursuant to this Section 7.1(a) may be made in one or more installments.

     (b) Distribution After Termination of Employment. Except as provided below and in Section 7.1(a), a Participant's entire Account will be distributed to him (or his Beneficiary in the event of his death) following the earliest to occur of the following:

          (i)   the Participant's death;

          (ii)  the Participant's Retirement Date; and

          (iii) the Participant's other termination of employment with the Employer and all affiliates (as defined in the Employees' Savings Plan).

          Notwithstanding the foregoing, if a Participant's Retirement Date is on account of disability, as described in Section 2.1(u)(ii), and if the Participant so requests and the Committee permits it, the Participant may defer distribution until the earlier of the dates specified in Section 2.1(u)(i)(A) or 2.1(u)(i)(B) or the Participant's death.

7.2  Time of Distribution and Accounting.

     When a distributable event described in Section 7.1(b) occurs, the balance of a Participant's Account will be determined, as of the Accounting Date immediately following the distributable event. Distribution will be made or begin as soon as practicable after the accounting or ninety days following the distributable event, whichever is later.

7.3  Form of Payment or Payments.

     If the value of the Participant's Account as of the Accounting Date described in Section 7.2 is at least $25,000, benefits payable after the Participant's Retirement Date will be paid in the form elected by the Participant. The form elected will apply to the entire Account. The election may be amended, provided that the amended election does not increase the duration of payments in the previous election and the election is made no later than December 31 of the calendar year before the Participant's Retirement Date. Available forms of distribution are:

     (a)  payment by lump sum; and

     (b) payment in substantially equal monthly installments over a period of sixty, 120, or 180 months, or substantially equal annual installments over a period of five, ten, or fifteen years. During the payout period, hypothetical earnings on the unpaid balance will continue to be credited to subaccounts at the appropriate rate, in accordance with the Participant's hypothetical investment election.

     If, as of the Accounting Date described in Section 7.2, the value of the Participant's Account is less than $25,000, the form of distribution will be by lump sum payment. If a former Participant dies after installment payments have begun, but before distribution of his entire Account has been completed, distributions will be continued to his Beneficiary in the form that was being paid before his death.

7.4  Accelerated Distribution.

     Notwithstanding any other provision of the Plan, a Participant will be entitled to receive, upon written request to the Committee, a lump sum distribution of his Account balance, valued as of the Accounting Date immediately following the date he makes his request. A Participant who makes such a request will forfeit ten percent of the Account balance as so valued, as a penalty. A Participant who receives a distribution under this
     Section 7.4 will not be eligible to make Pre-tax Contributions until the first day of the second Plan Year which begins after that distribution. A distribution under this section 7.4 will be made as soon as practicable after the Committee receives the Participant's written request and the Account has been valued.

7.5  Designation of Beneficiaries.

     Each Participant will have the right, at any time, to designate one or more persons or an entity as a Beneficiary (joint, primary or secondary) to whom his benefits under this Plan will be paid if he dies before his Account has been completely distributed. Each Beneficiary designation must be in a written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. Designation by a married Participant of a Beneficiary other than his spouse will not be effective unless the spouse executes a written consent that acknowledges the effect of the designation and is witnessed by a notary public, or unless the consent cannot be obtained because the spouse cannot be located.

7.6  Amendments of Beneficiary Designations.

     Except as provided below, any designation of Beneficiary other than the Participant's spouse may be changed by a Participant without the consent of that Beneficiary, merely by the Participant's filing a new designation with the Committee. The filing of a new designation will cancel all designations previously filed.

7.7  Change in Marital Status.

     If the Participant's marital status changes after he has designated a Beneficiary, the following rules will apply.

     (a) If the Participant is married at death but was unmarried when the designation was made, the designation will be void unless the spouse has consented to it in the manner described in Section 7.5 or is the Beneficiary named in the designation.

     (b) If the Participant is unmarried at death but was married when the designation was made:

          (i) the designation will be void if the spouse was named as Beneficiary; and

          (ii) the designation will remain valid if a Beneficiary other than the individual to whom the Participant was married at the time of the designation was named.

     (c) If the Participant was married when the designation was made and is married to a different spouse at death, the designation will be void unless the new spouse has consented to it in the manner described in
          Section 7.5, or unless the individual who is the Participant's spouse at the Participant's death was named as the Beneficiary.

7.8  No Beneficiary Designation.

     If any Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary will be the person in the first of the following classes in which there is a survivor:

     (a)  the Participant's surviving spouse;

     (b) the Participant's children in equal shares, except that if any of the children predeceases the Participant but leaves issue surviving, then such issue will take by right of representation the share the parent would have taken if living; and

     (c)  the Participant's estate.

7.9  Unclaimed Benefits.

     If the Committee is unable to locate the Participant or beneficiary to whom a benefit is payable, the benefit will be forfeited to the Employer or Employers who made the contributions on behalf of the Participant, if the Committee so decides. Notwithstanding the foregoing, if after any such forfeiture the Participant or beneficiary to whom the benefit was payable makes a valid claim for the benefit, it will be paid by the Employer or restored to the Plan by the Employer.

7.10 Hardship Withdrawals.

     A Participant may apply in writing to the Committee for, and the Committee may permit, a hardship withdrawal of all or any part of a Participant's Account, valued as of the Accounting Date immediately following the date the application is made. The Committee will grant a hardship withdrawal under this Section 7.10 only if it determines in its sole and absolute discretion that the Participant has incurred a severe financial hardship resulting from a sudden and unexpected illness or accident of the Participant or of the Participant's dependent (as defined in Section 152(a) of the Code), a loss of the Participant's property due to casualty, or another similar extraordinary and unforeseeable set of circumstances arising as a result of events beyond the control of the Participant, as determined by the Committee. The amount that may be withdrawn will be limited to the amount reasonably necessary to relieve the hardship or financial emergency upon which the request is based, plus the federal and state taxes due on the withdrawal, as determined by the Committee. The Committee may require a Participant who requests a hardship withdrawal to submit evidence the Committee, in its sole discretion, deems necessary or appropriate to substantiate the hardship withdrawal request. A Participant who receives a

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

      hardship withdrawal under this Section 7.10 will not be eligible to make Pre-tax Contributions until the first day of the next Plan Year.

7.11  Withholding.

      All contributions, hypothetical earnings (if any) on contributions and distributions under this Plan will be subject to legally required income and employment tax withholding.

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

                                 ARTICLE VIII
                                ADMINISTRATION


8.1  Committee.

     The Plan will be administered by a Committee, which will consist of the members of the Company Stock Option Advisory Committee of the Board. The Committee will be responsible for the general operation and administration of the Plan and for carrying out its provisions. The Committee may delegate certain of its responsibilities under the Plan to others, including officers and employees of the Employers, advisors and individuals qualified to undertake Plan ministerial duties, so long as the delegation is in writing. No member of the Committee who is a Participant may participate in any matter relating to his status as a Participant or his rights or entitlement to benefits as a Participant.

8.2  General Powers of Administration.

     The Committee will have all powers necessary or appropriate to enable it to carry out its administrative duties. Not in limitation, but in illustration of the foregoing, the Committee will have discretionary authority to construe and interpret the Plan and determine all questions that may arise hereunder as to the status and rights of Employees, Participants, Beneficiaries and others. The Committee may exercise its powers in its sole and absolute discretion. The Committee may promulgate such regulations as it deems appropriate for the operation and administration of the Plan. No member of the Committee will be personally liable for any actions taken by the Committee unless the member acted with willful misconduct.

8.3  Indemnification of Committee.

     The Company will indemnify the members of the Committee against any and all claims, losses, damages and expenses, including attorney's fees, incurred by them, and against any liability, including any amounts paid in settlement with their approval, arising from their action or failure to act, except when the action or failure to act is judicially determined to be attributable to the members' gross negligence or willful misconduct.

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

                                  ARTICLE IX
                           DETERMINATION OF BENEFITS,
                      CLAIMS PROCEDURE AND ADMINISTRATION


9.1  Claims.

     A person who believes that he is being denied a benefit to which he is entitled under the Plan may file a written request for the benefit with the Committee, setting forth his claim. The request must be addressed to the Committee at the Company at its then principal place of business.

9.2  Claim Decision.

     Upon receipt of a claim, the Committee will advise the claimant that a reply will be forthcoming within ninety days and will, in fact, deliver its reply within that period. The Committee may, however, extend the reply period for an additional ninety days for reasonable cause, so long as it gives the claimant advance notice of the need for an extension.

     If the Committee denies the claim in whole or in part, the Committee will adopt a written opinion, using language calculated to be understood by the claimant, setting forth:

     (a)  the specific reason or reasons for the denial;

     (b) specific references to the Plan provisions on which the denial is based;

     (c) a description of any additional material or information necessary for the claimant to perfect his claim and an explanation why the material or information is necessary;

     (d) appropriate information as to the steps to be taken if the claimant wishes to submit the claim for review; and

     (e) the time limits for requesting a review under Section 9.3 and for review under Section 9.4 hereof.

9.3  Request for Review.

     Within sixty days after the Claimant receives the written opinion described above, he may request in writing that the Secretary of the Company (the "Secretary") review the Committee's determination. The request must be addressed to the Secretary of the Company at its then principal place of business. The claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Secretary. If the claimant does not request a review of the Committee's determination within sixty days after receiving the Committee's opinion, he will be barred and stopped from challenging the Committee's determination.

9.4  Review of Decision.

     Within sixty days after the Secretary's receipt of a request for review, he will review the Committee's determination. After considering all materials presented by the claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the claimant, setting forth the specific reasons for the decision and containing specific references to the provisions of the Plan on which the decision is based.
     If special circumstances require that the sixty-day time period be extended, the Secretary will notify the claimant and will render the decision as soon as possible, but no later than 120 days after receipt of the request for review.

9.5  Discretionary Authority.

     The Committee and Secretary will have complete discretionary authority to determine a claimant's entitlement to benefits upon his claim or his request for review of a denied claim, respectively.

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

                                   ARTICLE X
                                 MISCELLANEOUS


10.1  Plan Not a Contract of Employment.

      The adoption and maintenance of the Plan will not be or be deemed to be a contract between the Company and any person, or to be consideration for the employment of any person. Nothing in this Plan will give or be deemed to give any person the right to be retained in the employ of an Employer or the right to restrict an Employer's right to discharge any person at any time; nor will the Plan give or be deemed to give an Employer the right to require any person to remain in the employ of the Employer, or to restrict any person's right to terminate his employment at any time.

10.2  Non-Assignability of Benefits.

      No Participant, Beneficiary or distributee of benefits under the Plan will have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, which are expressly declared to be unassignable and non-transferable. Any such attempted assignment or transfer will be void. No amount payable under the Plan will, prior to actual payment thereof, be subject to seizure by any creditor of any Participant, Beneficiary or other distributee for the payment of any debt, judgment, or other obligation, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy, insolvency or death of a Participant, Beneficiary or other distributee hereunder.

10.3  Amendment and Termination.

      The Board (or any person authorized by the Board) may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan; provided, however, that no amendment may be made which would impair the rights of a Participant to amounts already allocated to his Account. The Board may terminate the Plan at any time. If the Plan is terminated, the balance in a Participant's Account will be paid to the Participant or his Beneficiary in a lump sum or in equal monthly installments, as determined by the Committee.

10.4  Unsecured General Creditor Status Of Employee.

      The payments to a Participant, his Beneficiary or any other distributee hereunder will be made from assets which will continue, for all purposes, to be a part of the general, unrestricted assets of the Employers; no person will have nor acquire any interest in any such assets by virtue of the provisions of this Agreement. An Employer's obligation hereunder will be an unfunded and unsecured promise to pay money in the future. To the extent that the Participant, a Beneficiary, or other distributee acquires a right to receive payments from the Employer under the provisions hereof, such right will be no greater than the right of any unsecured general creditor of the Employer; no such person will have nor require any legal or equitable right, interest or claim in or to any property or assets of the Employer. If, in its discretion, the Employer purchases an insurance policy or policies insuring the life of the Participant (or any other property), or establishes a grantor trust, to allow the Employer to recover the cost of providing the benefits, in whole, or in part, hereunder, neither the Participant, his Beneficiary nor any other distributee will have nor acquire any rights whatsoever therein or in the proceeds therefrom. The Employer will be the sole owner and beneficiary of any such insurance policy or policies and, as such, will possess and may exercise all incidents of ownership therein. Except as described in
      Section 1.4, no such policy, policies or other property will be held in any trust for a Participant, Beneficiary or other distributee or held as collateral security for any obligation of an Employer hereunder.

10.5  Severability.

      If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions hereof; instead, each provision will be fully severable and the Plan will be construed and enforced as if the illegal or invalid provision had never been included in it.

10.6  Governing Laws.

      All provisions of the Plan will be construed in accordance with the laws of Illinois, except to the extent preempted by federal law.

10.7  Binding Effect.

      This Plan will be binding on each Participant and his heirs and legal representatives and on the Employers and their successors and assigns.

10.8  Entire Agreement.

      This document and any amendments contain all the terms and provisions of the Plan and will constitute the entire Plan, any other alleged terms or provisions being of no effect.

                          *            *            *


          IN WITNESS WHEREOF, the Company has caused this Plan to be executed on the _______________ day of October, 1997.

                                            FIRST OAK BROOK BANCSHARES, INC.


                                            By:______________________________

                                            Title:_____________________________

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